EXHIBIT A

                    Acquisitions of Shares by the Partnership
                     and Offshore During the Past Sixty Days

                      Date of             Number        Aggregate      Price Per
        Entity      Transaction          of Shares        Price          Share
        ------      -----------          ---------        -----          -----

    Partnership    July 23, 1996           41,000    1,210,676.70       29.529

                   July 24, 1996           23,800      672,278.60       28.247

                   July 25, 1996           15,700      416,660.73       26.539

                   July 30, 1996           11,500      311,190.00       27.060

                   August 20, 1996         25,000      682,750.00       27.310

                   August 26, 1996          2,000       55,120.00       27.560

                   August 27, 1996         43,100    1,235,728.72       28.671

                   August 28, 1996         11,700      331,051.50       28.295

                   August 29, 1996         96,200    2,795,475.80       29.059

                   August 30, 1996         10,000      293,933.00       29.393

                   September 3, 1996       69,800    2,027,850.54       29.052

                   September 9, 1996       10,200      292,587.00       28.685

                   September 10, 1996       2,000       57,370.00       28.685

                   September 16, 1996      29,000      819,018.00       28.242

                   September 17, 1996      10,000      280,600.00       28.060

                   September 18, 1996       3,400       95,404.00       28.060


    Offshore       July 30, 1996            3,500       94,710.00       27.060

                   July 31, 1996            1,500       42,090.00       28.060

                   August 20, 1996          5,000      136,550.00       27.310

                   August 27, 1996          5,000      143,356.00       28.671

                   August 30, 1996          5,000      146,966.50       29.393

                   September 3, 1996        5,000      145,261.50       29.052

                   September 16, 1996       5,000      141,210.00       28.242


    All Shares were purchased in transactions on the American Stock Exchange.


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